Exhibit 10.11


                  AMENDMENT NO. 2 TO STOCK OPTION AGREEMENT


      AMENDMENT NO. 2 TO STOCK OPTION AGREEMENT dated as of June 27, 2005, by and between Energy Conversion Devices, Inc., a Delaware corporation (the "Company"), and Iris M. Ovshinsky (the "Executive").
--------                                ---------

      The Company and the Executive are parties to a Stock Option Agreement dated as of November 18, 1993, as amended as of November 10, 1995 (the "Stock Option Agreement"), pursuant to which the Executive has been granted the right to purchase certain shares of the Common Stock, par value $.01 per share (the "Common Stock"), and Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company. All capitalized terms used without definition in this Agreement will have the respective meanings set forth in the Stock Option Agreement.

      The parties hereto agree as follows:

      1. A total of 342,643 shares of Common Stock are issuable as of the date of this Agreement upon the exercise in full of the Option and all additional stock options granted to the Executive pursuant to Section 3.2 of the Stock Option Agreement on or prior to the date of this Agreement. In accordance with the Stock Option Agreement, the Executive has the right to exercise the Option and such additional stock options for up to a total of 126,082 shares of Class A Common Stock in lieu of an equivalent number of shares of Common Stock.

      2. The Stock Option Agreement is hereby amended by deleting Section 3.2 thereof in its entirety. The Executive acknowledges that the Company will not have any further obligation to grant additional stock options to the Executive pursuant to Section 3.2 of the Stock Option Agreement on or after the date of this Agreement.

      3. In consideration of the agreements by the Executive contained herein, the Company hereby agrees to grant to the Executive as of the date of this Agreement stock options exercisable for a total of 65,000 shares of Common Stock pursuant to the Energy Conversion Devices, Inc. 2000 Non-Qualified Stock Option Plan (the "Plan"). The foregoing stock options will provide for an exercise price of $22.18 per share and will be governed in all respects by the terms and conditions of the Plan and the grant agreement evidencing the grant of the stock options to the Executive.

      4. Except as expressly set forth herein, the Stock Option Agreement will continue in full force and effective in accordance with its terms and conditions.




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      IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the day and year first written above.


                                    ENERGY CONVERSION DEVICES, INC.

                                    By /s/ Robert C. Stempel
                                    ------------------------
                                    Its Chairman
                                    ------------


                                    /s/ Iris M. Ovshinsky
                                    ----------------------
                                    Iris M. Ovshinsky
























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